OPERATOR AGREEMENT

This OPERATOR AGREEMENT (“Agreement”), is entered into as of the 10th day of June, 2015 (the “Agreement Date”), by and between BLUE GROVE COAL, LLC, a West Virginia limited liability company (“Operator”) and G.S. ENERGY, LLC, a West Virginia limited liability company (“Owner”).

WITNESSETH, THAT:

WHEREAS, the Operator is the exclusive operator, duly licensed and permitted by the West Virginia Department of Environmental Protection (the “WVDEP”), of that certain surface coal mine, located in the Bradshaw Area of the County of McDowell, State of West Virginia, encompassing acreage leased or owned by Owner, which is an affiliate of the Operator, with an estimated 28.7 million tons of recoverable coal, otherwise known as the Garland Surface Mine, WVDEP Permit number, S00400507, MSHA identification number, 4609426 (the “Mine”);

WHEREAS, the Operator and Owner desire to enter into this Agreement to set forth the terms and conditions upon which Operator shall perform certain services relating to the operation of the Mine.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. APPOINTMENT OF OPERATOR. The Operator is hereby appointed as the “Operator” of the Mine, to operate the Mine as hereinafter described. It is the intention of the parties that Owner has engaged Operator to mine and deliver certain coal pursuant to this Agreement, and it is expressly agreed that Operator will carry out the services contemplated by this Agreement as an independent contractor who has a possessory status of the Mine as a tenant at will. Operator understands and agrees that any and all coal and coal products mined from the Mine shall at all times belong to Owner, and at no time shall Operator grant, permit, allow or suffer a security interest, mechanic’s lien or lien of any type or nature to attach to such coal. Owner shall exercise no control of Operator’s employees, agents, sub-contractors or mining operations hereunder, and Operator shall conduct all its operations hereunder in such manner as to do the least possible damage to the Mine or to the property of any other person.

2. RIGHTS GRANTED SUBJECT TO THIRD PARTY TERMS AND CONDITIONS. The rights granted by Owner hereunder shall be subject to all terms, conditions, and provisions of any and all governmental consents, permits or other authorizations, as the same may be amended or supplemented from time to time, including without limitation all reclamation plans and other documents or instruments supplemental thereto, and also subject to any and all deeds, leases, and instruments of record or apparent from an examination of the Mine (all herein collectively, “Consents”). Operator shall observe all such terms, conditions and provisions contained in such Consents during the Term, or accruing from or arising out of Operator’s activities during the Term.

3. NOTIFICATION OF OPERATIONS TO OPERATOR; PLAN APPROVAL. Operator shall provide to Owner for its reasonable approval, if so requested, prior to the conduct of business activities or operations with respect to any portion of the Mine in particular, or the Mine in general, all reasonably relevant details of such operations to be conducted, which shall show equipment location, utility sources, roadways, and other relevant plans for Operator’s operations.

4. COMPLIANCE WITH LAWS. Operator agrees to comply with all applicable laws, statutes, ordinances, rules and regulations relating to the work undertaken by Operator, and shall, without limiting the generality of the foregoing, comply with all of the terms and provisions of the Federal Mine Safety and Health Act of 1977, as now or hereafter amended (“MSH Act”), and all rules and regulations made and adopted pursuant thereto.

1

5. NO VIOLATIONS. Operator represents and warrants that it is not, nor is it “owned or controlled” by, an entity that is (i) ineligible to receive additional surface mining permits or (ii) under investigation to determine whether its eligibility to receive such permits should be revoked, i.e., “permit blocked.” As used in this Agreement “owned or controlled” or words of similar import shall be defined as set forth in 30 C.F.R. Section 773.5 (1991), as the same may be revised, amended or superseded.

6. OPERATOR RIGHTS. During the Term of this Agreement, and subject to Section 7 below, Operator shall have the exclusive right and privilege to mine, by any surface highwall, auger method, or otherwise, however the case may be, and to the extent such may be lawfully permissible, and shall be entitled to retain any and all proceeds from the sale of such coal.

7. PAYMENTS FOR OWNER. During the Term of this Agreement, and notwithstanding Section 6 above, Operator shall be responsible for the payment of any all direct costs associated with Owner’s ownership of the Mine, including but not limited to:

(a)	All insurable interests, including surety premiums or fees, then existing at the execution of this Agreement, as such may be adjusted from time to time subsequent to this Agreement;

(b)	All rental, lease, or royalty payments, however the case may be, existing at the execution of this Agreement;

(c)	All property taxes, as such may become due, from the date of this Agreement through the Term;

(d)	All costs associated with the licensing and permitting Consents, as referenced in Section 2 above; and

(e)	Any other direct costs not otherwise addressed hereinabove in Section 7(a)-(d).

Notwithstanding anything in the foregoing, Operator agrees to reimburse Owner for (i) any amounts paid by Owner on behalf of Operator to third parties, or (ii) any amounts which Owner reasonably determines, in its sole discretion, it may, in the future, be required to pay to third parties or incur itself on behalf of Operator due to Operator’s failure to comply with the terms and conditions of this Agreement.

8. TERM AND TERMINATION. This Agreement shall have an initial term of two years (the “Term”), provided that such Term may be extended by written agreement of the Parties.

9. OPERATOR’S ENTRY FOR INSPECTION. Owner and its representatives shall have the right at all reasonable times during the business hours of Operator to enter upon the Mine for the purpose of examining and inspecting the Mine and operations thereupon.

10. SURRENDER AT TERMINATION. At the termination of this Agreement for any reason, Operator shall quietly and peaceably surrender possession of the Mine and any improvements located thereupon to Owner.

11. NOTICES. Whenever this Agreement require that notice be provided to a Party, notice shall be delivered in writing to such Party.

12. GOVERNING LAW. This Agreement shall be governing by the laws of the State of West Virginia.

13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, personal representatives, successors, purchasers, of assets, equity or otherwise, merger entities and any assigns, of and by any nature or kind. Accordingly, the Operator may assign or delegate any of its rights, duties or obligations hereunder with the written notice to Owner.

2

14. SEVERABILITY. If any clause, provision or section of this Agreement is ruled invalid by any court of competent jurisdiction the validity of such clause, provision or section shall not affect any of the remaining provisions hereof.

15. ENTIRE AGREEMENT. This Agreement embodies the entire understanding between the Parties with respect to the subject matter hereof and thereof, and supersedes all prior negotiations, representations, understandings or other writings. No revision, modification or amendment of this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by both Parties.

16. EXECUTION AND COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of whom shall be deemed an original and all of which together shall constitute but one and the same instrument, and a facsimile transmission copy shall have the same force and effect as the original. All signatories to this Agreement certify that they have actual authority to sign and to bind their principals.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date stated in the introductory paragraph of this Agreement.

BLUE GROVE COAL, LLC	G.S. ENERGY, LLC

By (Signature)	By (Signature)

Ian Ganzer	Gary Ganzer
(Typed or Printed Name)	(Typed or Printed Name)

Authorized Member	Authorized Member
(Title)	(Title)

3